Exhibit 4.31

WARRANT MAY09-01	2,530,000 Common Share
Purchase Warrants
("Warrants")

BROKER'S SHARE PURCHASE WARRANT

RESPONSE BIOMEDICAL CORPORATION

This is to certify that, for value received, Haywood Securities Inc. (the "Warrant Holder"), of 2000-400 Burrard Street, Vancouver, British Columbia, V6C 3A6, has the right to purchase from Response Biomedical Corporation (the "Company"), upon and subject to the terms and conditions hereinafter referred to, 2,530,000 common shares (the "Shares") of the Company exercisable on or before 4:00 p.m. (Vancouver time) on May 21, 2011 (the "Expiry Date"), at the price of $0.25 (the "Exercise Price") per Share, payable in lawful money of Canada.

The right to purchase the Shares herein granted may only be exercised by the Warrant Holder within the time hereinbefore set out by:

(a)	duly completing and executing the warrant exercise form attached hereto (the "Warrant Exercise Form") in the manner therein indicated;

(b)	delivering the Warrant Exercise Form and this Warrant Certificate to the Company at its principal office, Suite 1781 - 75th Avenue West, Vancouver, British Columbia V6P 6P2; and

(c)
paying the appropriate purchase price for the Shares subscribed for either in cash or by certified cheque, money order, bank draft or wire transfer payable at par in Vancouver, British Columbia to the order of the Company;

provided however that notwithstanding any provision herein to the contrary, if the Market Price (as defined below) is greater than the Exercise Price, in lieu of exercising these Warrants for cash, the Holder may elect (the "Cashless Exercise Option") to receive Shares equal to the value (as determined below) of these Warrants (or the portion thereof being cancelled) by duly completing and delivering to the Company, at its principal office, the Warrant Exercise Form indicating such election, together with this Warrant Certificate, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

S = WS (Market Price - Exercise Price)
Market Price

Where, S WS Market Price	= = =

the number of Shares to be issued to the Holder,

the number of Shares purchasable under these Warrants or, if only a portion of these Warrants are being exercised, the portion of these Warrants being exercised (at the date of such calculation), and the volume weighted average trading price of the Company's common shares on the Toronto Stock Exchange or another exchange where the majority of the trading volume and value of the Shares occurs for the five trading days immediately preceding the date notice of exercise is given to the Company.

Upon receipt by the Company of the Warrant Exercise Form, this Warrant Certificate and, subject to the Cashless Exercise Option, the appropriate purchase price, the Shares in respect of which this Warrant Certificate is exercised will be deemed to have been issued and the Warrant Holder will be deemed to have become the holder of record of such Shares. The Company will as soon as practicable after such receipt issue to the Warrant Holder the Shares subscribed for and, within three business days of such receipt, the Company will mail to the Warrant Holder a certificate evidencing the Shares subscribed for. If the Warrant Holder subscribes for a lesser number of Shares than the number of Shares referred to in this Warrant Certificate, the Company shall forthwith cause to be delivered to the Warrant Holder a warrant certificate in respect of the Shares referred to in this Warrant Certificate but not subscribed for.

In the event of any subdivision of the common shares of the Company as such shares are constituted on the date hereof, at any time while this Warrant Certificate is outstanding, into a greater number of common shares, the Company will thereafter deliver at the time or times of purchase of Shares hereunder, in addition to the number of Shares in respect of which the right to purchase is then being exercised, such additional number of shares as result from such subdivision without any additional payment or other consideration therefor.

In the event of any consolidation of the common shares of the Company as such common shares are constituted on the date hereof, at any time while this Warrant Certificate is outstanding, into a lesser number of common shares, the number of Shares represented by this Warrant Certificate shall thereafter be deemed to be consolidated in like manner and any subscription by the Warrant Holder for Shares hereunder shall be deemed to be a subscription for shares of the Company as consolidated.

In the event of any capital reorganization or reclassification of the Company's common shares or the merger or amalgamation of the Company with another corporation at any time while this Warrant Certificate is outstanding, the Company or its successor shall thereafter deliver at the time of purchase of Shares hereunder the number of shares of the appropriate class resulting from the capital reorganization, reclassification, merger 'or amalgamation as the Warrant Holder would have been entitled to receive in respect of the number of Shares so purchased had the right to purchase been exercised before such capital reorganization or reclassification of the common shares or the merger or amalgamation of the Company with another corporation.

If the Company at any time while this Warrant Certificate is outstanding shall pay any stock dividend or other distribution upon the common shares of the Company in respect of which the right to purchase is herein then given, the Company shall thereafter deliver at the time of purchase of Shares hereunder in addition to the number of Shares in respect of which the right to purchase is then being exercised, the additional number of shares of the appropriate class as would have been payable on the Shares so purchased if they had been outstanding on the record date for the payment of the stock dividend or distribution.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM

SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

Nothing contained herein shall confer any right upon the Warrant Holder or any other person to subscribe for or purchase any Shares at any time subsequent to 4:00 p.m. Vancouver time on the Expiry Date, and from and after such time this Warrant Certificate and all rights hereunder shall be void and of no value.

If this Warrant Certificate is mutilated, lost, destroyed or stolen the Company shall issue and deliver a new warrant certificate representing the same number of Warrants as this Warrant Certificate in lieu of and in substitution for such mutilated, lost, destroyed or stolen Warrant Certificate. The applicant for the issue of the new warrant certificate shall bear the costs of the issue thereof and shall furnish the Company with such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate and with such indemnity and surety bond as the Company may require.

The holding of this Warrant Certificate shall not constitute the Warrant Holder a shareholder of the Company.

Time shall be of the essence hereof.

IN WITNESS WHEREOF Response Biomedical Corporation has caused this Warrant Certificate to be signed by its duly authorized signing officer as of May 21, 2009.

RESPONSE BIOMEDICAL CORPORATION

Per:	/s/ S. Wayne Kay
Authorized Signatory

SCHEDULE "A"

WARRANT EXERCISE FORM

TO:	RESPONSE BIOMEDICAL CORPORATION. c/o COMPUTERSHARE INVESTOR SERVICES INC.

The undersigned holder of the within Warrant Certificate hereby irrevocably subscribes for ________________________ Common Shares of RESPONSE BIOMEDICAL CORPORATION (the "Company") pursuant to the within Warrant Certificate at the Exercise Price per share specified in the said Warrant Certificate and encloses herewith cash or a certified cheque, money order, bank draft or wire transfer payable to the order of the Company in payment of the subscription price therefor or hereby exercises the Cashless Exercise Option as set out in the Warrant Certificate by checking the following box.

☐ The undersigned elects the Cashless Exercise Option

If any Warrants represented by this Warrant Certificate are not being exercised, a new Warrant certificate will be issued and delivered with the Common Share certificates.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

A. ☐ The undersigned holder at the time of exercise of the Warrants (a) is not in the United States; (b) is not a U.S. person and is not exercising the Warrants on behalf of a U.S. person or a person in the United States; and (c) did not execute or deliver the exercise form in the United States. For purposes hereof "United States" and "U.S. person" shall have the meanings given to such terms in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act").

B. ☐ The undersigned holder has delivered to the Company an opinion of counsel, satisfactory to the Company, to the effect that the exercise of the Warrants and the issuance of the common shares does not require registration under the U.S. Securities Act or any applicable state securities laws.

The undersigned holder understands that unless Box A above is checked, the certificate representing the common shares issued upon exercise of the Warrants will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

Please issue a certificate for the shares being purchased as follows in the name of the undersigned:

NAME: __________________________________________
(Please Print)

ADDRESS: ________________________________________

  ________________________________________

DATED this _______ day of                                           , ________

_________________________________________________
(Signature)